UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

FG FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36366	46-1119100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Central Avenue, Suite 800, St. Petersburg, FL 33701

(Address of principal executive offices, including Zip Code)

(727) 304-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FGF	The Nasdaq Stock Market LLC
8.00% Cumulative Preferred Stock, Series A, $25.00 par value per share	FGFPP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, on October 28, 2021, FG Financial Group, Inc. (the “Company”) consummated an underwritten public offering (the “Offering”) of 652,174 shares of its common stock, for a price of $4.00 per share, less certain underwriting discounts and commissions. Pursuant to an Underwriting Agreement, dated as of October 25, 2021 (the “Underwriting Agreement”), between the Company and ThinkEquity LLC, as representative of the underwriters named therein (collectively, the “Underwriters”), the Company granted the Underwriters a 45-day option to purchase up to 97,826 additional shares of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the Offering.

Subsequently, the Underwriters exercised the over-allotment option, and on November 3, 2021, the Company closed on the sale of an additional 97,826 shares of common stock, for a price of $4.00 per share, less a 7% underwriting commission. The exercise of the over-allotment option brings the total number of shares of common stock sold by the Company in connection with the Offering to 750,000 shares and the total net proceeds received in connection with the Offering to approximately $2.5 million, after deducting underwriting discounts and estimated offering expenses.

The Offering is being made pursuant to the Company’s registration statement on Form S-1 (File No. 333-258457), which was declared effective by the Securities and Exchange Commission (the “SEC”) on October 25, 2021. A final prospectus describing the terms of the Offering was filed with the SEC on October 26, 2021 and is available on the SEC’s website located at http://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FG FINANCIAL GROUP, INC.

Date: November 3, 2021	By:	/s/ Brian D. Bottjer
	Name:	Brian D. Bottjer
	Title:	Senior Vice President and Chief Accounting Officer